                                                                    EXHIBIT 10.3

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") is dated as of March__, 2002 by and among Hancock Fabrics, Inc., Union Planters Bank, National Association ("Union Planters"), and BancorpSouth Bank ("Bancorp").

RECITALS

         The parties hereto, along with Wachovia Bank, N.A. executed that certain Credit Agreement ("Credit Agreement") dated as of April 16, 1999.

         The Credit Agreement provided for a revolving credit facility in the principal amount of Sixty Million and No/100 Dollars ($60,000,000.00).

         The Credit Agreement terminates April 16, 2002, unless otherwise extended as therein provided.

         Wachovia no longer desires to serve as the Agent under the terms of the Credit Agreement, and, further, no longer desires to participate in the credit facility.

         SouthTrust no longer desires to participate in the credit facility.

         UNION PLANTERS, AND BANKCORP DESIRE TO CONTINUE TO PARTICIPATE IN THE CREDIT FACILITY, PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT, AS HEREIN AMENDED.

         Hancock desires to continue the Credit Facility in the maximum principal amount of Twenty-five Million and No/100 Dollars ($25,000,000.00) pursuant to the terms of the Credit Agreement, as herein amended.

         Union Planters has agreed to serve as Agent under the terms of the Credit Agreement, as herein amended.

         NOW, THEREFORE, the parties do mutually covenant and agree as follows:

1. Section 1.01 Definitions. of the Credit Agreement is hereby amended as follows:

         a. Definition of "Agent" is stricken in its entirety and the following substituted therefore:

         "Agent" means Union Planters Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

         b. The definition of "Agent's Letter Agreement" is stricken in its entirety and the following substituted therefore:

         "Agent's Letter Agreement" means that certain letter agreement, dated as of March ___, 2002, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

         c. The definition of "Agreement" is stricken in its entirety and the following substituted therefore:

         "Agreement" means the Credit Agreement, together with this First Amendment and all further amendments and supplements to the Credit Agreement.

         d. The definition of "Bank" is stricken in its entirety and the following substituted therefore:

         "Bank(s)" means each bank or the banks collectively listed on the signature pages of this First Amendment as having a Commitment, and its successors and assigns.

         e. The definition of "Borrowing" is stricken in its entirety and the following substituted therefore:

         "Borrowing" means a borrowing under the First Amendment to the Credit Agreement consisting of Loans made to the Borrower at the same time by, in the case of a Syndicated Borrowing, the Banks, or, in the case of a Money Market Borrowing, one or more of the Banks, in each case pursuant to Article II. A Borrowing is a "Syndicated Borrowing" if such Loans are Syndicated Loans or a "Money Market Borrowing" if such Loans are Money Market Loans. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

         f. The definition of "Closing Date" is stricken in its entirety and the following substituted therefore:

         "Closing Date" means March ___, 2002

         g. The definition of "Commitment" is stricken in its entirety and the following substituted therefore:

         "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages of this First Amendment, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

         h. The definition "Consolidated EBITDA" is stricken in its entirety and the following substituted therefore:

         "Consolidated EBITDA" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Interest Expense,
         (iv) Depreciation, (v) amortization expenses and (vi) LIFO Charges, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP. In determining Consolidated EBITDA for any period, (i) any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it has been a Consolidated Subsidiary during such entire period and (ii) any amounts which would be included in a determination of Consolidated EBITDA for such period with respect to assets acquired during such period by the Borrower or any Consolidated Subsidiary shall be included in the determination of Consolidated EBITDA for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Borrower or such Consolidated Subsidiary prior to the first day of such period.

         i. The definition of "First Anniversary Date" shall be stricken in its entirety and the following substituted therefore:

         "First Anniversary Date" means March ___, 2003.

         j. The definition "Income Available for Fixed Charges" is stricken in its entirety and the following substituted therefore:

         "Income Available for Fixed Charges" for any period means the sum of
         (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Fixed Charges, (iv) Depreciation, (v) amortization expenses and (vi) LIFO Charges, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

         k. The definition "Money Market Notes" is stricken in its entirety and the following substituted therefore:

         "Money Market Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B to this First Amendment, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Money Market Note" means any one of such Money Market Notes.

         l. The definition "Non-Operating Lease Charge" is stricken in its entirety.

         m. The definition "Prime Rate" is stricken in its entirety and the following substituted therefore:

         "Prime Rate" refers to that interest rate so denominated and set by Union Planters from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Union Planters. Union Planters lends at interest rates above and below the Prime Rate.

         n. The definition "Second Anniversary Date" is stricken in its entirety and the following substituted therefore:

         "Second Anniversary Date" means  March ___, 2004.

         o. A new definition shall be added between the definition of "Second Anniversary Date" and the following definition to read as follows:

                  "SouthTrust Credit Agreement" means the Credit Agreement constituting a part of the Loan Documents by and between Borrower and SouthTrust Bank ("SouthTrust").

         p. A new definition shall be added between the preceeding definition and the following definition to read as follows:

                  "SouthTrust Debt" means the Debt of Borrower owing under the SouthTrust Loan Documents.

         q. A new definition shall be added between the preceeding definition and the definition of "Stockholder's Equity" to read as follows:

                  "SouthTrust Loan Documents" means those documents executed by and between Borrower and SouthTrust pursuant to the terms of the SouthTrust Credit Agreement.

         r. The definition "Syndicated Notes" is stricken in its entirety and the following substituted therefore:

         "Syndicated Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A to this First Amendment, evidencing the obligation of the Borrower to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and Syndicated "Note" means any one of such Syndicated Notes.

         s. The definition "Termination Date" is stricken in its entirety and the following substituted therefore:

         "Termination Date" means March ___, 2005, or if such date is extended pursuant to Section 2.05(b), the date to which extended; provided that
         (i) in the event the Required Banks, but not all of the Banks, elect to extend the Termination Date in accordance with Section 2.05(a), the Termination Date applicable to the Commitment of each Bank that has not elected to extend the Termination Date shall not be extended, and (ii) in no event shall the Termination Date be extended to a date later than March ___, 2007.

         t. A new definition shall be added between the definitions of "Transferee" and "Unused Commitment" to read as follows:

         "Union Planters" means Union Planters Bank, National Association and successors.

         u        The definition of "Y2K Plan" shall be stricken in its
entirety.

         v. The definition of "Year 2000 Compliant and Ready" shall be stricken in its entirety.

2. Section 2.01 Commitments to Make Syndicated Loans. is amended by substituting the numbers "$2,500,000.00" and "$500,000.00" for the numbers "$5,000,000.00" and "$1,000,000" respectively therefore.

3. Section 2.02. Method of Borrowing Syndicated Loans. is hereby amended by striking paragraph (a) in its entirety and substituting the following:

         "(a) The Borrower shall give the Agent notice in the form attached to this First Amendment as Exhibit K (a "Notice of Borrowing") prior to 11:00 A.M. (Memphis, Tennessee time) on or before the day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:" The remaining portion of this subsection shall remain unchanged.

         Section 2.02 is further amended by striking the words "Atlanta, Georgia" each time they appear in Section (c) thereof and substituting the words "Memphis, Tennessee".

4. Section 2.03 Money Market Loans of the Credit Agreement is amended by striking the words "Atlanta, Georgia" in subsections (b) and (c) and substituting therefore the words "Memphis, Tennessee".

         Section 2.03 is further amended by striking subsection (c)(ii) in its entirety and substituting the following.

         "(ii) Each Money Market Quote shall be in substantially the form of Exhibit F to this First Amendment and shall specify:" The remaining portion of this subsection shall remain unchanged.

         Section 2.03 is further amended by striking the numbers "$5,000,000.00" and $1,000,000.00" in subsections (b) (c) and (d) thereof and substituting the numbers "$1,000,000.00" and "$500,000.00" respectively therefore.

           SECTION 2.03 IS FURTHER AMENDED BY STRIKING THE WORDS "ATLANTA, GEORGIA" IN SUBSECTION (F) THEREOF AND SUBSTITUTING THEREFORE THE WORDS "MEMPHIS, TENNESSEE". SUBSECTION (F) IS FURTHER AMENDED BY STRIKING THE LAST SENTENCE OF THE SUBSECTION AND SUBSTITUTING THE FOLLOWING:

         "The Borrower shall notify the Agent by 3:00 P.M. (Memphis, Tennessee time) in the form attached to this First Amendment as Exhibit L."

5. Section 2.06 Interest Rates. is hereby amended by striking the following language in its entirety:

(a) "Applicable Margin" shall be determined quarterly based upon the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges (calculated as of the last day of each Fiscal Quarter for the period of 4 consecutive Fiscal Quarters year ended ), as follows:

Ratio of Income Available for
Fixed Charges to
Consolidated Fixed Charges             Base Rate Loan         Euro-Dollar Loans
--------------------------             --------------         -----------------
Equal to or greater than 1.80                0%                       .60%

Equal to or greater than 1.65
But less than 1.80                           0%                       .80%

Equal to or greater than 1.50
But less than 1.65                           0%                      1.00%

Less than 1.50                               0%                      1.20%

And substituting the following language:

(a) "Applicable Margin" shall be determined quarterly based upon the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges (calculated as of the last day of each Fiscal Quarter for the period of 4 consecutive Fiscal Quarters year ended ), as follows:

Ratio of Income Available for
Fixed Charges to
Consolidated Fixed Charges             Base Rate Loan         Euro-Dollar Loans
--------------------------             --------------         -----------------
Equal to or greater than 1.65                0%                       .80%

Equal to or greater than 1.50
But less than 1.65                           0%                      1.00%

Less than 1.50                               0%                      1.20%

6. Section 2.07. Fees. of the Credit Agreement is amended by striking the following language in its entirety:

     (a) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges (calculated as of the last day of each Fiscal Quarter for the period of 4 consecutive Fiscal Quarters then ended) as follows:

Ratio of Income Available for Fixed Charges
To Consolidated Fixed Charges                       Applicable Facility Fee Rate
-------------------------------------------         ----------------------------
Equal to or greater than 1.80                                   .15%

Equal to or greater than 1.65
But less than 1.80                                              .20%

Equal to or greater than 1.50
But less than 1.65                                              .25%

Less than 1.50                                                  .30%

And substituting the following:

     (b) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges (calculated as of the last day of each Fiscal Quarter for the period of 4 consecutive Fiscal Quarters then ended) as follows:

Ratio of Income Available for Fixed Charges
To Consolidated Fixed Charges                       Applicable Facility Fee Rate
-------------------------------------------         ----------------------------
Equal to or greater than 1.65                                   .20%

Equal to or greater than 1.50
But less than 1.65                                              .25%

Less than 1.50                                                  .30%

7. Section 2.08 Optional Termination or Reduction of Commitments is hereby amended by striking the numbers "$5,000,000.00" and "$1,000,000.00" and substituting the numbers "$1,000,000.00" and "$100,000.00" respectively therefore.

8. Section 2.12 General Provisions as to Payments. is hereby amended by striking the words "Atlanta, Georgia" wherever they appear in subsection (a) thereof and substituting the words "Memphis, Tennessee".

9. Section 3.01 Conditions to First Borrowing. is hereby amended by striking the introductory paragraph in its entirety and substituting the following:

         "The obligation of each Bank to make a Loan on the occasion of the first Borrowing under the First Amendment to the Credit Agreement is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:"

         Section 3.01 is further amended by striking subsections (c),(d),(e) and
(f) in their entirety and substituting the following therefore:

         "(c) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of Baker, Donelson, Bearman & Caldwell, P.C., counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit C to this

         First Amendment and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

         (d) receipt by the Agent of an opinion of Stokes Bartholomew Evans & Petree, P.A., special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit D to this First Amendment and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request.

         (e) receipt by the Agent of a certificate (the "Closing Certificate"), dated the date of the first Borrowing, substantially in the form of Exhibit G to this First Amendment, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder.

         (f) receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of the Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit H to this First Amendment certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Borrower as a Delaware corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;"

10. ARTICLE IV REPRESENTATION AND WARRANTIES IS HEREBY AMENDED TO STRIKE THE INTRODUCTORY PARAGRAPH IN ITS ENTIRETY AND SUBSTITUTE THE FOLLOWING:

         "The Borrower represents and warrants that with respect to this First Amendment to the Credit Agreement that:"

11. Section 4.04 Financial Information. of the Credit Agreement is amended by striking the dates "February 1, 1998" and "November 1, 1998" from subsection
(a) thereof and substituting the following dates: January 28, 2001 and October 28, 2001.

         Subsection (b) is amended by striking the date "February 1, 1998" and substituting the following date January 28, 2001.

12. Section 4.08 is amended by substituting a new Schedule 4.08 for the existing Schedule 4.08.

13. Section 4.19 Compliance with Year 2000 Plan. is hereby stricken in its entirety.

14. Article V COVENANTS is amended by striking the introductory paragraph in its entirety and substituting the following:

         "The Borrower agrees that, so long as any Bank has any commitment under the First Amendment to the Credit Agreement or any amount payable under any Note remains unpaid."

15. Section 5.01 Information. is hereby amended by striking subsection (c) thereof in its entirety and substituting the following:

         "(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit I (a "Compliance Certificate") to the First Amendment to the Credit Agreement, of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.06, inclusive, Section 5.08 and Section 5.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;"

           SECTION 5.01 IS FURTHER AMENDED BY STRIKING SUBSECTIONS (I) (J) AND
(K) IN THEIR ENTIRETY AND RELETTERING SUBSECTION (L) TO (I).

16. Section 5.03 Ratio of Consolidated Debt to Consolidated EBITDA. Is amended by striking the date "January 31, 1999" and substituting the date "February 3, 2002".

17. Section 5.04 Minimum Consolidated Net Worth. is amended by striking the date "January 31, 1999", and substituting the date "February 3, 2002".

18. Section 5.05 Inventory. is hereby amended by striking the date "January 31, 1999", and substituting the date "February 3, 2002".

19. Section 5.06 Fixed Charges Coverage. is amended by striking the language thereof in its entirety and substituting the following:

         "At the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending February 3, 2002, the ratio of Income Available for Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended, shall be greater than 1.50 to 1.00."

20. Section 5.22 Y2K Plan. is stricken in its entirety and the following language substituted therefore:

         "Section 5.22 Modification of SouthTrust Loan Documents. Borrower will not enter into any amendment or modification of any of the SouthTrust Loan Documents without Agent's prior written consent, and shall promptly deliver to Agent copies of each notice of default or event of default (or any claim of a default or event of default) given as required under the SouthTrust Loan Documents."

21.      A new Section 5.23 shall be added to read as follows:

         Section 5.23 Waiver of Amendments of SouthTrust Documents, Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the SouthTrust Loan Documents unless Agent shall be informed thereof by Borrower and shall be afforded an opportunity to participate in any discussions relating thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of any SouthTrust Loan Document shall be delivered by Borrower to Agent forthwith following the date on which the same shall have been executed and delivered by the applicable parties. Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Person as consideration for or as an inducement to the entering into by such Person of any waiver or amendment of any of the terms and provisions of the SouthTrust Loan Documents unless the same is consented to by Agent (and as a condition of such consent, Agent may require that similar remuneration be concurrently paid, on the same terms, to Banks.

22. A new subsection (n) shall be added at the end of Section 6.01 to read as follows:

           "(n) upon the occurrence of a default or event of default (after the expiration of any applicable grace and cure period) under any agreement to which Borrower is a party and pertaining to the repayment of its Debt, including, without limitation, the SouthTrust Debt,"

23. Section 7.04 Rights of Agent and its Affiliates as a Bank. is hereby amended to strike all references to "Wachovia" therein and substitute the words "Union Planters" therefore.

24. Section 9.07 Successors and Assigns. is amended by striking the words "in the form attached hereto as Exhibit J" and substituting the words "in the form attached to this First Amendment as exhibit J".

25. Section 9.12 Georgia Law. is amended by striking the language thereof in its entirety and substituting the following:

         "Tennessee Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Tennessee."

26. Section 9.16 Consent to Jurisdiction. is amended by striking the language thereof in its entirety and substituting the following:

         "The Borrower (a) submits to personal jurisdiction and venue of the courts sitting in Shelby County, Tennessee, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue of the courts sitting in Shelby County, Tennessee for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction."

27. It is understood that the total commitment of the Banks and the aggregate obligation of Borrower to the Banks under this First Amendment shall not exceed the principal amount of $25,000,000.00.

28. From and after the execution of this Agreement, Wachovia Bank, N.A. shall no longer serve as Agent under the Credit Agreement and, accordingly, shall have no further obligations or responsibilities thereunder from and after the date of this First Amendment.

29. All terms under the Credit Agreement and related loan documents not herein specifically modified or amended shall remain in full force and effect and are hereby reaffirmed by Borrower and incorporated herein by reference as if fully set forth. Borrower specifically affirms that all representations and warranties made pursuant to Article IV of the Credit Agreement as well as all covenants made pursuant to Article V of the Credit Agreement, not herein amended are true and accurate as if made as of the date hereof.

30. Except as otherwise set forth herein, all capitalized terms shall have the meanings as set forth in the Credit Agreement.

31. This First Amendment to the Credit Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, next of kin, successors, permitted assigns, transferees and grantees.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    HANCOCK FABRICS, INC.

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    3406 West Main Street
                                    Tupelo, Mississippi  38803
                                    Attention: Bruce D. Smith
                                    Telecopy number
                                                   -----------------------------
                                    Telephone number
                                                    ----------------------------

COMMITMENT                          UNION PLANTERS BANK,
$20,000,000.00                      NATIONAL ASSOCIATION



                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------

                                    Lending Office
                                    6200 Poplar Avenue
                                    HQ4
                                    Memphis, Tennessee  38119
                                             ATTENTION:
                                                       ---------------------
                                    Telecopy number: (901) 580-5451
                                    Telephone number: (901) 580-5481

COMMITMENT                          BANCORPSOUTH BANK
$5,000,000.00


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------

                                    Lending Office
                                    One Mississippi Plaza
                                    Tupelo, Mississippi 38802
                                    Attention:
                                              ----------------------------
                                    Telecopy number:
                                                    ----------------------
                                    Telephone number:
                                                     ---------------------